EXHIBIT (23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Badger Paper Mills, Inc. on Form S-8 (File No. 333-01671) of our report dated June 11, 2003, on our audits of the financial statements and supplemental schedules of Badger Paper Mills Profit Sharing Plan and Trust for Non-Union Employees as of and for the year ended December 31, 2002, which report is included in this Annual Report on Form 11-K.


/s/ Grant Thornton LLP


Appleton, Wisconsin
June 26, 2003



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